Exhibit 5.1

(Baker Botts L.L.P. Letterhead)

December 20, 2004

U.S. Concrete, Inc.

2925 Briarpark, Suite 1050

Houston, Texas 77042

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by U.S. Concrete, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to up to 3,700,000 shares (collectively the “Shares”) of common stock, par value $0.001 per share, of the Company (“Common Stock”) issuable from time to time pursuant to the 1999 Incentive Plan of U.S. Concrete, Inc., the U.S. Concrete, Inc. 2000 Employee Stock Purchase Plan and the 2001 Employee Incentive Plan of U.S. Concrete, Inc. (collectively the “Plans”), we are passing on certain legal matters in connection with the Shares for you. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

In our capacity as your counsel in the connection referred to above, we have examined the originals, or copies certified or otherwise identified, of (i) the Plans (ii) the Company’s Restated Certificate of Incorporation and the Amended and Restated Bylaws, each as amended to date, (iii) resolutions of the Board of Directors of the Company relating to, among other things, the Plans, (iv) corporate records of the Company, including minute books of the Company, as furnished to us by the Company and (v) certificates of public officials and of representatives of the Company, statutes and other instruments or documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied on certificates, statements or other representations of officers and other representatives of the Company with respect to the accuracy of the material factual matters contained in or covered by such certificates, statements or representations. In making our examination, we have assumed that the signatures on all documents examined by us are genuine, all documents submitted to us as originals are authentic and all documents submitted as certified or photostatic copies conform to the originals thereof.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

2. In the case of Shares originally issued by the Company pursuant to the provisions of the respective Plans, and, if applicable, following due authorization of a particular award thereunder by the Board of Directors of the Company or a duly constituted and authorized committee thereof as provided in and in accordance with the respective Plans, the Shares issuable pursuant to such award will have been duly authorized by all necessary corporate action on the part of the Company.

3. Upon issuance and delivery of such Shares from time to time pursuant to the terms of such award for the consideration established pursuant to the terms of the respective Plans and otherwise in accordance with the terms and conditions of such award, including, if applicable, the lapse of any restrictions relating thereto, the satisfaction of any performance conditions associated therewith and any requisite determinations by or pursuant to the authority of the Board of Directors of the Company or a duly constituted and authorized committee thereof as provided therein, and, in the case of stock options, the exercise price thereof and payment for such Shares as provided therein, such Shares will be validly issued, fully paid and nonassessable.

This opinion is limited to the original issuance of Shares by the Company and does not cover shares of Common Stock delivered by the Company out of shares it reacquires.

We are members of the Texas Bar and the opinions set forth above are limited in all respects to the General Corporation Law of the State of Delaware as in effect on the date hereof. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.